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                                                                    EXHIBIT 23.2
                                                CONSENT OF KPMG PEAT MARWICK LLP





The Board of Directors
Eagle Bancshares, Inc.



We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                            KPMG PEAT MARWICK LLP


Atlanta, Georgia
February 13, 1996